Exhibit 99.1

Newtek Business Services Announces Repayment of $33 Million in Capco Debt

New York, N.Y. – November 2, 2009 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small- and medium-sized business market, reported today that the debt of two of its certified capital companies, located in Louisiana and Wisconsin, has been repaid.

The debt of these certified capital companies (Capcos), both funded in 1999, has matured and the original insurance company investors have received full repayment as and when expected of the amounts advanced to the Capcos. As originally contracted, cash payments were made during October by American International Specialty Lines Insurance Company (AISLIC). which provided the credit enhancement to the Capco notes. With these, AISLIC has made their scheduled repayments in full of Newtek Capco debt of approximately $70.1 Million during 2009. The cash repayment obligations of all of Newtek’s other Capcos have previously been satisfied in full by AISLIC.

Barry Sloane, Chairman and Chief Executive Officer of Newtek Business Services, Inc. said: “We are very happy with the progress that the Company has made in closing out its Capcos even as we continue to meet and exceed our obligations under the various state programs. This process is central to de-emphasizing this segment of the Company’s business which we continue to plan will shrink dramatically over the next few years.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek(tm) brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek(tm) brand as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 26.8 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek’s business service lines include:

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Electronic Payment Processing: Electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	Business Lending: Broad array of lending products including SBA 7(a), conventional commercial real estate and SBA 504 loans, business lines of credit, and business credit cards.

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•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.newtekbusinessservices.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@newtekbusinessservices.com

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